EXHIBIT 10.1
Annex A

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SMARTPAY EXPRESS INC. ("BUYER")

AND

BLUE WATER VENTURES, INC.

("SELLER")

Dated as of May 10, 2012

 ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into as of this 10th day of April, 2012, by and between Smart Pay Express, Inc., a Nevada corporation ("Purchaser" or “Smart Pay”), and Blue Water Ventures of Key West, Inc., a Florida corporation (“Seller” or “Blue Water”).

RECITALS:

WHEREAS, Purchaser desires to purchase from Seller, and Seller desire to sell to Purchaser, all of the assets owned by Seller, all as more fully described below, on the terms and conditions set forth herein; and

WHEREAS, the Boards of Directors of both Purchaser and Seller believe that this Agreement is in the best interests of each corporation and that all of their respective shareholders and in furtherance thereof have approved and recommended this Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, agreement and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

1.1           Purchased Assets.

Subject to, and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, all of assets of Seller, in consideration of the securities Purchaser shall issue and deliver to Seller, as described in Section 2.1, below.  The term “Purchased Assets,” as used in this Agreement and depending upon the context also sometimes refers to and includes the corporate entity and business and properties of Seller.

1.2           Assumption of Certain Liabilities.

On the Closing Date, Purchaser shall assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify Seller for and hold Seller harmless from and against each of the following obligations, responsibilities, liabilities and debts (collectively, the "Assumed Liabilities"):

(a)           All obligations, responsibilities and liabilities of Purchaser incurred on and after the Closing Date in connection with the performance by Purchaser;

(b)           All obligations, responsibilities and liabilities of  Purchaser arising on and after the Closing Date from Purchaser's use, ownership, possession, sale or operation of the Purchased Assets.

1.3           Excluded Liabilities

Except as set forth in Schedule 1.3 hereto and except for any Assumed Liabilities assumed by Purchaser under Section 1.2, above,  the purchase by Purchaser of the Purchased Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature, including any debts, obligations or liabilities whatsoever of any person who at any time may have been in possession of the Purchased Assets, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether existing tax liabilities, liabilities to creditors or otherwise (the “Excluded Liabilities").   Also excluded shall be any and all obligations, responsibilities and liabilities set forth on the financial statements of Seller delivered at the Closing as to which  Seller and Purchaser may agree.

ARTICLE II
CONSIDERATION; CLOSING

2.1           Purchase Price.

(a)           Purchase Price.  The consideration to be paid by Purchaser to Seller at the Closing for the Purchased Assets shall be __________ shares of the Purchaser’s common stock (the "Purchase Price"), which Purchaser shall deliver at the Closing. Further, upon the written instructions of Seller, Purchaser hereby agrees to deliver said Purchase Price in the form of certificates registered in the names of the Seller’s designees as of the Closing Date.

(b)           Other.  Simultaneous with the Closing, all directors of Seller shall deliver their resignations as a director of Seller and any of its subsidiaries, to be effective at Closing, and W. Keith Webb shall be elected as a director of Purchaser to serve on the Board along with Michael Donaghy, to be effective at Closing, by written consent of shareholders of Purchaser owning of record a majority of Purchaser’s issued and outstanding shares of common stock.

2.2           Time And Place of Closing.

The transaction provided for by this Agreement shall be consummated (the "Closing") at the offices of the Company, located at  on May 10, 2012, or such other place and date as may be agreed upon by the parties hereto. The date and time of Closing is hereinafter sometimes called the "Closing Date." The Closing shall commence at 10:00 AM., local time, on the Closing Date and proceed promptly to conclusion.

2.3           Deliveries by Seller.

Seller shall deliver to Purchaser at the Closing the following:

(a)           copies, certified as of the Closing Date by the Secretary of Seller, of the appropriate resolution of the Board of Directors of Seller, authorizing the execution, delivery and performance of this Agreement by Seller;

(b)           all of the books and records of Seller; and

(c)           any necessary or appropriate documents to deliver possession of all items of tangible and intangible personal property of Seller included among the Purchased Assets, wherever located.

2.4           Deliveries By Purchaser.

Purchaser shall deliver to Seller at the Closing the following:

(a)           the original stock certificate(s) evidencing  [words and numbers] shares of the common stock of Purchaser, duly endorsed for transfer to Seller or its designee(s).

(b)           copies, certified as of the Closing Date by the Secretary of Purchaser, of (i) the appropriate resolution of the Board of Directors of Purchaser, authorizing the execution, delivery and performance of this Agreement, and (ii) the appropriate resolution of the shareholders of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser.

(c)           any necessary or appropriate documents requested by Seller in order to close this Agreement.

2.5           Taxes.

Purchaser shall be solely responsible for any sales, use and/or transfer taxes arising from or in connection with the sale of the Purchased Assets hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Purchaser to enter into this Agreement and sell the Purchased Assets to Purchaser, Seller hereby represents and warrants to Purchaser that:

3.1           Corporate Status.

Seller is a corporation duly organized and subsisting under the laws of Florida and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified and in good standing would not be reasonably likely to have a material adverse effect on the Purchased Assets. Seller has the power and authority to own and dispose of the Purchased Assets.

3.2           Corporate Authority; Effective Agreement.

Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and any and all other agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the "Purchase Documents") and to consummate the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Seller and, assuming it constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

3.3           Brokers or Finders.

Except as set forth in Schedule 3.3, no agent, broker, person or firm acting on behalf of Seller or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

3.4           No Claims or Litigation.

Except as disclosed in Schedule 3.4, there are no suits, actions, claims, proceedings (including, without limitation, arbitration and administrative proceedings) or governmental investigations pending or, to the knowledge of Seller, threatened against or contemplated against Seller (or any of its affiliates, including directors, officers, employees or agents) relating to or affecting, directly or indirectly, the Purchased Assets. There are no such suits, actions, proceedings, claims or investigations pending or, to the knowledge of Seller, threatened challenging the validity or propriety of, or otherwise involving, this Agreement or the transactions contemplated hereby.  There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof to which Seller is a party and which would materially affect the Purchased Assets or by which any of the Purchased Assets are bound, which is unsatisfied or which requires continuing compliance therewith by Seller.

3.5           Purchased Assets.

Seller has good and valid title to, and is the absolute owner of, all of the Purchased Assets being sold to Purchaser hereunder, free and clear of all liens and encumbrances.

3.6           Consents.

Except as disclosed in Schedule 3.6, no notices, consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the transfer of the Purchased Assets to Purchaser hereby.

3.7           Disclosure.

No representation and warranty of Seller contained in this Agreement, nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller to Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

3.8           Securities Act of 1933.

Seller agrees and understands that the Purchase Price consists of securities of Purchaser that are not registered pursuant to Section 5 of the Securities Act of 1933 (“1933 Act”) and therefore would be deemed “restricted securities,” as that term is defined in Rule 144(a )(3) of that Act, and that such securities may not be offered, sold, transferred or otherwise disposed of for value without registration or, in the opinion of counsel, the availability of an exemption from such registration.  Seller also agrees and understands that the certificate(s) evidencing such securities shall bear a customary restrictive transfer legend and shall be subject to stop-transfer at the transfer agent.

3.9           Reliance.

The foregoing representations and warranties are made in conjunction with Seller’s knowledge and expectation that Purchaser, after conducting its thorough investigation of Seller, is placing complete reliance thereon in entering into, and performing its obligations under this Agreement, and the same shall not be affected in any respect whatsoever by the consummation of the transactions contemplated hereby or otherwise.

3.10     Survival of Representations and Warranties.

The representations, warranties and agreements of Seller set forth in this Agreement or in any Schedule attached hereto shall be true, correct, complete and accurate as of the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As material inducement to Seller to enter into this Agreement and to sell the Purchased Assets, Purchaser hereby represents and warrants to Seller that:

4.1           Authority; Effective Agreement.

Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

4.2           Brokers or Finders.

Except as disclosed in Schedule 4.2, no agent, broker, person or firm action on behalf of Purchaser or any of his affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

4.3           No Claims or Litigation.

Except as disclosed in Schedule 4.3, there are no suits, actions, claims, proceedings (including, without limitation, arbitral and administrative proceedings) or governmental investigations pending or, to the knowledge of Purchaser, threatened against or contemplated against the Purchaser relating to or affecting, directly or indirectly, the intended business of Purchaser that will utilize the Purchased Assets. There are no such suits, actions, proceedings, claims or investigations pending or, to the knowledge of Purchaser, threatened challenging the validity or propriety of, or otherwise involving, this Agreement or the transactions contemplated hereby.  There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof to which the Purchaser is a party and which would materially affect the Purchased Assets acquired hereunder.

4.4           Disclosure.

No representation and warranty of Purchaser contained in this Agreement (including, without limitation, the Schedules hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by Purchaser to Seller pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

4.5           Purchaser’s Investigation of Seller.

Purchaser represents and warrants to, and covenants with, the Seller that Purchaser’s affiliate (who is a director of Purchaser) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to the purchase of the Purchased Assets hereunder.  Purchaser’s affiliate has requested, received, reviewed and considered all information he deems relevant in making an informed decision to acquire the Purchased Assets, and in connection with his decision to acquire the Purchased Assets herein, has relied solely upon his own knowledge and investigation of the Seller’s books and records related to the Purchased Assets and the representations and warranties of Seller set forth herein.

4.6           Omitted.

4.7           Reliance.

The foregoing representations and warranties are made by Purchaser with the knowledge and expectation that Seller is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore conducted by or on behalf of Purchaser, whether in contemplation of this Agreement or otherwise.

4.8           Survival of Representations and Warranties.

The representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Schedule attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date.

ARTICLE V
CONDUCT OF BUSINESS PENDING CLOSING

5.1           Conduct of Business Pending Closing.

Seller agrees that between the date hereof and the Closing Date, Seller shall:

(a)           conduct its business in a good and diligent manner in the ordinary and usual course of its business;

(b)           not enter into any contract, agreement, commitment or other arrangement for or on behalf of Blue Water with any party, other than contracts in the ordinary course of Blue Water’s business, and not amend or modify, in any material respect, or terminate any material contract of Blue Water, without the prior written consent of Purchaser;

(c)           use reasonable efforts to preserve Blue Water’s business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals; and

(d)           comply in all material respects with all provisions of applicable laws, rules and regulations.

ARTICLE VI
FURTHER COVENANTS AND AGREEMENTS

6.1           Consummation Of Agreement.

Each of the parties agrees to perform its obligations hereunder and to use its reasonable best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with, and subject to, the terms and conditions of this Agreement.

6.2           Access to Information; Confidentiality.

Subject to existing confidentiality obligations of and between Purchaser and Seller:

(a)           Seller shall give to Purchaser and its agents reasonable access to its and BLUE WATER’s facilities, the Purchased Assets and all of Seller's and Blue Water’s documents, books and records relating to the current and past operations of Blue Water’s business, and shall permit Purchaser and its agents to make copies thereof, and Seller shall permit Purchaser to interview Blue Water’s employees during reasonable business hours and upon reasonable prior written notice; and

(b)           Purchaser shall give to Seller and its agents reasonable access to all of Purchaser’s documents, books and records and shall permit Seller to make copies thereof, and shall permit Seller to interview Purchaser during reasonable business hour and upon reasonable prior written notice..

6.3           Cooperation.

(a)           Purchaser and Seller agree to execute and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to the parties hereto the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

(b)           Purchaser agrees that following Closing, it shall provide to Seller information relating to the Purchased Assets and/or Blue Water’s business which Seller reasonably requires to prepare any tax returns, information returns or reports required to be filed by Seller with governmental agencies.

6.4           Access After Closing.

(a)           Purchaser and Seller agree to retain all accounting (including, without limitation, accountants' work papers), business, financial and tax records in their possession (i) relating to the Purchased Assets in existence on the Closing Date and either sold to Purchaser hereunder, or (ii) coming into existence after the Closing Date which relate to the Purchased Assets for pre-Closing periods, in each case for a period of three years from the Closing Date, provided that, after such date, each party shall make reasonable arrangements for the other party's continued access to such records.  In addition, from and after the Closing Date, Purchaser and Seller agree that, subject to receiving appropriate assurances of confidentiality and restrictions on use, they will not unreasonably withhold access by the other party and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours), to such personnel, books, records and documents relating to the Purchased Assets as the other party may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, tax return, filing, audit, judicial or administrative proceeding, protest, claim, suit, inquiry or other proceeding.

(b)           The party requesting assistance hereunder shall pay to the party whose assistance is requested the reasonable costs of the party providing such assistance.

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in writing:

7.1           Representations and Warranties.

The representations and warranties of Seller set forth in this Agreement and any Schedule hereto shall be true and correct in all material respects as of the Closing Date.

7.2           Performance of Agreements.

Seller shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

7.3           No Actions.

No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Purchased Assets.

7.4           Consents.

The Seller shall have received all required consents, if any, of any third parties necessary to consummate the transactions provided for in this Agreement.

7.5           Due Diligence Audit.

Purchaser shall have completed its due diligence investigation of the Purchased Assets, and the results of such investigation shall be reasonably satisfactory to Purchaser.

7.6           Deliveries.

All documents required to be delivered by Seller at or prior to Closing shall have been delivered to Purchaser at Closing.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Seller may waive in writing:

8.1           Representations and Warranties.

Each of the representations and warranties of Purchaser set forth in this Agreement and any Schedule hereto shall be true and correct in all material respects on and as of the Closing Date.

8.2           Performance of Agreements.

Purchaser shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

8.3           No Actions.

No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

8.4           Deliveries.

All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

ARTICLE IX
INDEMNIFICATION

9.1           Indemnification by Seller.

Seller hereby agrees to indemnify, defend and hold harmless Purchaser (which term in this Article IX includes its directors, officers, employees and agents) from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable legal fees and court costs, to which he may become subject as the result of:

(a)           any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Seller contained in this Agreement;

(b)           any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, arising from Seller’s  business or the ownership, use or operation of the Purchased Assets on or prior to the Closing Date and which did not constitute the breach of a representation or warranty of Seller; and

(c)           any and all acts, suits, proceedings, investigations, demands, assessments, judgments, including reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

9.2           Indemnification by Purchaser.

Purchaser hereby agrees to indemnify, defend and hold harmless Seller (which term in this Article IX includes its officers, directors, agents, advisors and employees) from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which Seller may become subject to as the result of:

(a)           any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

(b)           any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and

(c)           any and all acts, suits, proceedings, investigations, demands, assessments, judgments, including reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

9.3           Procedures for Establishment of Indemnification.

(a)           In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated  to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel  reasonably acceptable to the Indemnitee, provided that the Indemnitee proceeds in good faith,  expeditiously and diligently; and provided, further, that any failure to give such notice shall not relieve the Indemnitor of its indemnification obligations hereunder except to the extent it was prejudiced by the failure to give notice.  No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitor with the claimant, or (ii) the termination of the defense by the Indemnitor against such claim or (iii) the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner.  The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events.  The Indemnitee  shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection.  No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without  the prior written consent of the Indemnitee unless (i) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

(b)           In the event that an Indemnitee asserts the existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted.  If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, does not give written notice to the Indemnitee announcing its/his intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "Contest Notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established.  In the event, however, that a Contest Notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by binding arbitration. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorneys’ fees, costs and expenses incident to any arbitration proceeding brought under this Section 9.3(b).

(c)           The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

(d)           Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

9.4           Limitations on Indemnity.

Anything in this Agreement to the contrary notwithstanding:

(a)           No claim for indemnity on the basis of a breach of a representation or warranty may be made after the termination of such representation or warranty.

(b)           All claims for Losses shall be limited to the Purchase Price, and there shall be no liability except to the extent that the aggregate Losses exceed $100,000, and then only to the extent of such excess.

(c)           For purposes of determining the amount of any Losses, such amount shall be reduced by the amount of any insurance benefits and proceeds to be received by the Indemnitee in respect of the Losses (net of any deductible amounts).

(d)           If an indemnification obligation arises in respect of any Losses that results in any tax benefit to the Indemnitee or any affiliate thereof (the "Benefited Party") that would not, but for such Losses, be available, the Benefited Party shall pay or cause to be paid to the Indemnifying Party an amount equal to the actual tax savings produced by such tax benefit at the time such tax saving is realized by the Benefited Party and after the Indemnifying Party has paid the amount of the Losses to the Indemnified Party. The amount of any such tax saving for any taxable period shall be the amount of the reduction of taxes payable to the taxing authority by the Benefited Party with respect to such tax period as compared to the taxes that would have been payable to the taxing authority by the Benefited Party with respect to such tax period in the absence of the tax benefit.

(e)           In no event shall any party hereunder have any liability for Losses consisting of or in the nature of punitive, consequential, indirect or special damages.

ARTICLE X
TERMINATION OF AGREEMENT

10.1          Termination.

This Agreement may be terminated, and the transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a)           by mutual written consent of Purchaser and Seller; or

(b)           by either Purchaser or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or

(c)           by either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction contemplated by this Agreement shall have become final and not appealable; or

(d)           by Seller if any of the conditions specified in Article VIII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied; or

(e)           by Purchaser if any of the conditions specified in Article VII has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied.

10.2          Status of Agreement after Termination.

Upon any termination of this Agreement pursuant to Section 10.1, this Agreement shall be null and void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.

ARTICLE XI
GENERAL

11.1          Amendment.

This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against whom enforcement of the amendment, modification or supplement is sought.

11.2          Assignment; Binding Effect.

Neither this Agreement nor any right created hereby shall be assignable by either party hereto without the express written consent of the other party. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

11.3          Notices.

All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

If to Seller:                                             Blue Water Ventures of Key West, Inc.
1765 Country Walk Drive
Fleming Island, FL 32003
Attention: W. Keith Webb
Fax: 904-621-9141

If to Purchaser:                                      Smart Pay Express, Inc.
1315 Lawrence Avenue, East, Suite 520
Toronto Ontario, Canada, M3A3R3
Attention: Michael Donaghy

Any party may change its/his address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given shall be deemed to be delivered on the second business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.

11.4          Broker's Commission.

Except as disclosed in Schedule 3.3, each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and reasonable attorneys’ fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written, in connection with this Agreement or the Purchased Assets.

11.5          Headings.

The descriptive article, section and paragraph headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

11.6          Entire Agreement.

This Agreement and the Exhibits and Schedules attached to this Agreement constitute the entire agreement between the parties pertaining to this subject matter and supersede all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by the parties hereto.

11.7          Costs, Expenses And Legal Fees.

Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other party breached any of the terms of this Agreement in any material respect.

11.8          Severability.

If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

11.9          Governing Law.

The Parties hereby agree that this Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law thereunder. Further, the language used in this Agreement shall be deemed to be language chosen by both parties hereto to express their mutual intent, and no rule of strict construction against either party shall apply to any terms or conditions hereof.

11.10        Arbitration.

The parties shall resolve any dispute relating to this Agreement by negotiation and, failing that, by binding arbitration in Miami, Florida under the rules of the American Arbitration Association. An arbitration proceeding must be brought within one year of the onset of the dispute or it is barred. The party bringing the arbitration must advance the costs of arbitration and the prevailing party may seek reimbursement of its costs, fees and expenses in the arbitration. Arbitration awards may include reasonable attorneys’ fee, but may not include punitive or similar damages, and may be enforced in any court of competent jurisdiction.

11.11        Waiver.

Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by written notice specifying the item waived and signed by the party waiving such terms or conditions.

11.12        Further Assurances.

Both parties will take such reasonable steps as are necessary to consummate the transactions contemplated herein.

11.13        Counterpart Execution.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected thereon as the signatories.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

In Presence Of:

SMART PAY EXPRESS, INC.

____________________	By: ____________________
Michael Donaghy, President

Seller:

BLUE WATERVENTURES, INC.

____________________	By: ____________________
W. Keith Webb, President

ASSIGNMENT AND BILL OF SALE

FOR VALUE RECEIVED, Blue Water Ventures, Inc., a Florida corporation, “Assignor” herein, hereby sells, assigns, transfers, conveys and sets over unto Smart Pay Express, Inc., a Nevada corporation, “Assignee” herein, all of the right, title and interest of Assignor in and to all its tangible and intangible property and equipment (collectively the "Property"), wherever located.

Assignor warrants to Assignee that Assignor has good and full legal title to the Property and, except as previously disclosed, the Property is free from any security interests, liens or encumbrances.  Assignor further warrants that (i) the Property is in good working order and fit for its intended purpose, and (ii) all of the rights of Assignor in the Property are transferable and that Assignor has received all consents and approvals of any other parties required and necessary to assign and transfer the Property to Assignee.

The Assignor hereby constitutes and appoints the Assignee its true, lawful and irrevocable attorney to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for all moneys payable to the Assignor in connection with the Property, and this may be done either in the name of the Assignor or in the name of the Assignee with the same force and effect as the Assignor could do if this Assignment and Bill of Sale had not been made.

By the execution of this Assignment and Bill of Sale, Assignor accepts and agrees to the foregoing and to become bound under its terms. By its execution hereof, Assignee agrees to keep and perform all obligations of Assignor under the Asset Purchase Agreement from the date hereof.

IN WITNESS WHEREOF, Assignor has caused this Assignment and Bill of Sale to be executed this 10th day of May, 2012.

WITNESSES:	Assignor:

BLUE WATER VENTURES, INC.

____________________	By: ____________________
W. Keith Webb, President

ACCEPTED AND AGREED TO this 10th day of May, 2012.

Assignee:

SMART PAY EXPRESS, INC.

____________________	By: ____________________
Michael Donaghy, President